Exhibit (l)

                         EATON VANCE MUTUAL FUNDS TRUST
                            The Eaton Vance Building
                                255 State Street
                                Boston, MA 02109
                                 (617) 482-8260






                                               May 21, 2001



Tax-Managed Value Portfolio
The Eaton Vance Building
255 State Street
Boston, MA  02109

Ladies and Gentlemen:

     With respect to Eaton Vance Tax-Managed Value Fund's (the "Fund's") purchase from you, at the purchase price of $100,000, of an interest (an
"Initial Interest") in Tax-Managed Value Portfolio (the "Portfolio"), the undersigned hereby advises you that the Fund is purchasing such Initial Interest for investment purposes and does not intend to withdraw the Initial Interest within the next 24 months.


                                               Very truly yours,

                                               EATON VANCE TAX-MANAGED
                                               VALUE FUND, a series of
                                                Eaton Vance Mutual Funds Trust



                                                By:/s/ James L. O'Connor
                                                   ----------------------------
                                                       James L. O'Connor
                                                       Treasurer